                     UNITED STATES
          SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C.  20549

                     SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
       EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the Registrant [x]   Filed by a Party other than the
                              Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

               UNITED TENNESSEE BANKSHARES, INC.
----------------------------------------------------------------
        (Name of Registrant as Specified in its Charter)

----------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the
                           Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-
     6(i)(1) and 0-11.

     1. Title of each class of securities to which transaction applies:

          ------------------------------------------------------

     2. Aggregate number of securities to which transaction applies:

          ------------------------------------------------------

     3. Per unit price or other underlying value of transaction transaction computed pursuant to Exchange Act Rule 0-11
          (Set forth the amount on which the filing fee is calcu-lated and state how it was determined):

          ------------------------------------------------------

     4.   Proposed maximum aggregate value of transaction:

          ------------------------------------------------------

     5.   Total fee paid:

          ------------------------------------------------------
[ ]  Fee paid previously with preliminary materials:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid:

          ------------------------------------------------------

     2.   Form, Schedule or Registration Statement No.:

          ------------------------------------------------------

     3    Filing Party:

          ------------------------------------------------------

     4.   Date Filed:

          ------------------------------------------------------

                UNITED TENNESSEE BANKSHARES, INC.
                           P.O. BOX 458
                  NEWPORT, TENNESSEE  37822-0458








                          April 10, 2000





Dear Fellow Shareholder:

     We invite you to attend the 2000 annual meeting of shareholders of United Tennessee Bankshares, Inc., the holding company for Newport Federal Bank, to be held at the Bank's main office, 344 W. Broadway, Newport, Tennessee on Tuesday, May 16,
2000 at 5:00 p.m.

     The accompanying notice and proxy statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on our operations during the fiscal year ended December 31, 1999. Our directors and officers will be present to respond to any questions the shareholders may have.

     ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. Your vote is important, regardless of the number of shares you own. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

                              Sincerely,

                              /s/ Richard G. Harwood

                              Richard G. Harwood
                              President

           UNITED TENNESSEE BANKSHARES, INC.
                    344 W. BROADWAY
            NEWPORT, TENNESSEE  37821-0249
                    (423) 623-6088

       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
              TO BE HELD ON MAY 16, 2000


     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of United Tennessee
Bankshares, Inc. (the "Company") will be held at the main office of Newport Federal Bank, 344 W. Broadway, Newport, Tennessee on
Tuesday, May 16, 2000 at 5:00 p.m.

     A proxy statement and form of proxy for the Annual Meeting accompany this notice.

     The Annual Meeting is for the purpose of considering and acting upon:

          1.   The election of three directors of the
               Company; and

          2. The transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on any one of the foregoing pro-posals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Shareholders of record at the close of business on April 3, 2000 are the shareholders entitled to vote at the Annual Meeting and any adjournments thereof.

     You are requested to fill in and sign the accompanying form of proxy which is solicited by the Board of Directors and to mail it promptly in the accompanying envelope. The proxy will not be used if you attend and vote at the Annual Meeting in person.

                    BY ORDER OF THE BOARD OF DIRECTORS


                    /s/ Peggy Holston

                    PEGGY HOLSTON
                    SECRETARY

Newport, Tennessee
April 10, 2000


     IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. THE ACCOMPANYING FORM OF PROXY IS ACCOMPANIED BY A SELF-ADDRESSED ENVELOPE FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                    PROXY STATEMENT
                          OF
           UNITED TENNESSEE BANKSHARES, INC.
                    344 W. BROADWAY
            NEWPORT, TENNESSEE  37821-0249

            ANNUAL MEETING OF SHAREHOLDERS
                     MAY 16, 2000


                        GENERAL

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of United Tennessee Bankshares, Inc. (the "Company") to be used at its annual meeting of shareholders (the "Annual Meeting") which will be held at the main office of Newport Federal Bank (the "Bank"), 344 W. Broadway, Newport, Tennessee, on Tuesday, May 16, 2000 at 5:00 p.m. This proxy statement and the accompanying notice and proxy card are being first provided to shareholders on or about April 10, 2000.


          VOTING AND REVOCABILITY OF PROXIES

     Shareholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by written notice to Peggy Holston, Corporate Secretary, at the address shown above, by filing a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting or by attending the Annual Meeting and voting in person.

     Proxies solicited by the Company's Board of Directors will be voted in accordance with the directions given therein. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR SET FORTH BELOW. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the Annual Meeting. If any other business is presented at the Annual Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. Proxies marked as abstentions, and shares held in street name which have been designated by brokers on proxies as not voted, will not be counted as votes cast. Proxies marked as abstentions or as broker non-votes will, however, be treated as shares present for purposes of determining whether a quorum is present.


      VOTING SECURITIES AND BENEFICIAL OWNERSHIP

     Shareholders of record as of the close of business on April 3, 2000 (the "Record Date") are entitled to one vote for each share then held. At the Record Date, the Company had 1,382,013 shares of common stock, no par value (the "Common Stock"), issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of shares of the Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting.

     Persons and groups owning in excess of 5% of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Based on these reports, the following table sets forth, as of the Record Date, certain information as to shares of the Common Stock known by management to be beneficially owned by persons owning in excess of 5% of the Common Stock and by all of the Company's directors and executive officers as a group.

                                            AMOUNT AND         PERCENT OF
                                            NATURE OF          SHARES OF
NAME AND ADDRESS                            BENEFICIAL        COMMON STOCK
OF BENEFICIAL OWNER                         OWNERSHIP         OUTSTANDING
-------------------                         -----------       ------------
United Tennessee Bankshares, Inc.
   Employee Stock Ownership Plan ("ESOP")
344 W. Broadway
Newport, Tennessee  37821-0249                116,163(1)        8.4%

United Tennessee Bankshares, Inc.
   Grantor Trust Agreement
   (the "Stock Option Plan Trust")
344 W. Broadway
Newport, Tennessee  37821-0249                125,835(2)        9.1%

All directors and executive officers
 as a group (11 persons)                      298,948(3)       21.6%

___________
(1) Reflects unallocated shares held in a suspense account for future allocation among participating employees as the loan used to purchase the shares is repaid. The ESOP trustees, currently Directors Henry, Overholt and Self, vote all allocated shares in accordance with instructions of the participants; unallocated shares and shares for which no instructions have been received generally are voted by the ESOP trustees in the same ratio as participants direct the voting of allocated shares or, in the absence of such direction, as directed by our Board of Directors.
(2) Consists of shares held in trust to satisfy potential obligations of the Company under the United Tennessee Bankshares, Inc. 1999 Stock Option Plan. Voting rights with respect to the Common Stock held by the Stock Option Plan Trust are exercised by the trustees in accordance with the terms of the ESOP.
(3) Reflects shares over which one or more directors and executive officers have sole or shared voting and/or dispositive power. Excludes 116,163 unallocated shares in the ESOP which are voted as described in note 1. Also excludes 125,835 shares held by the Stock Option Plan Trust, 32,772 unvested shares held by the Company's Management Recognition Plan Trust and 14,061 shares held in a grantor trust for the Bank directors' retirement plan. The trustees of these trusts, currently Directors Myers, Henry and Overholt, vote all such shares in the same proportion on all matters as the ESOP trustees vote the ESOP shares. Includes 98,034 shares which directors and executive officers have the right to acquire pursuant to options exercisable within 60 days of the Record Date.

          PROPOSAL I -- ELECTION OF DIRECTORS

GENERAL

    The Company's Board of Directors currently consists of eight members. The Company's Charter requires that directors be divided into three classes, as nearly equal in number as possible, with approximately one-third of the directors elected each year. The Board has nominated directors William B. Henry,
J. William Myers and Tommy C. Bible for reelection to serve as directors for full three-year terms. Under Tennessee law, directors are elected by a plurality of all votes cast at a meeting at which a quorum is present. If the nominees are unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why the nominees might be unavailable to serve.

    The following table sets forth the names of the nominees
for election as directors and the directors whose terms expire
in future years.   Also set forth is certain other information
with respect to each person's age, the year he first became a director of the Bank, the Company's principal subsidiary, on whose board each director of the Company also
                             -2-
serves, the expiration of his term as a director and the number and percentage of shares of the Common Stock beneficially owned. With the exception of Messrs. Bible and Hooper who first became directors in 1998, each director first became a director of the Company upon its incorporation in 1997.

                                                             SHARES OF
                                 YEAR FIRST                 COMMON STOCK
                      AGE AT     ELECTED AS     CURRENT     BENEFICIALLY
                    DECEMBER 31, DIRECTOR OF     TERM       OWNED AT THE     PERCENT
     NAME              1999      THE BANK      TO EXPIRE    RECORD DATE(1)   OF CLASS
    ------         ------------  ----------    ---------    --------------   --------
                            BOARD NOMINEES FOR TERMS TO EXPIRE IN 2003

William B. Henry        69          1978          2000           32,803        2.4%
J. William Myers        58          1975          2000           34,850        2.5
Tommy C. Bible          46          1998          2000           24,854        1.8

                    DIRECTORS CONTINUING IN OFFICE

Clyde E. Driskill, Jr.  68          1980          2001           30,062        2.2
Robert L. Overholt      56          1983          2001           34,754        2.5
Ben W. Hooper, III      35          1998          2001            3,254        0.2
Richard G. Harwood      53          1989          2002           59,875        4.3
Robert D. Self          69          1978          2002           17,995        1.3

_________
1   Reflects shares over which the named individuals have sole or shared voting and/or dispositive power; excludes unallocated shares held by the ESOP and certain shares held by the Company's defined contribution thrift plan and its directors' retirement plan (see "Voting Securities and Beneficial Ownership")
    above.  Includes 26,961 shares which Mr. Harwood has the right to acquire pursuant to options exercisable within 60 days of the Record Date, 8,081 shares which each of Messrs. Myers, Driskill, Henry, Overholt and Self have the right to acquire pursuant to such options and 1,854 shares which each of Messrs. Bible and
    Hooper have the right to acquire pursuant to such options.

         Set forth below is information concerning the Board's nominees for election as director and continuing directors. Unless otherwise stated, all directors have held the positions indicated for at least the past five years.

         WILLIAM B. HENRY has been an optometrist in Newport, Tennessee since 1961. He is presently serving as the secretary of the Newport Utilities Board and is a member of the Newport/Cocke County Economic Development Commission.

         J. WILLIAM MYERS is a partner in the law firm of Myers & Bell, P.C. in Newport, Tennessee. He has practiced law in Newport, Tennessee since 1966. Mr. Myers serves as the Chairman of the Board for the Company and the Bank. He is active with Habitat for Humanity.

         TOMMY C. BIBLE is the General Manager of the
Jefferson-Cocke County Gas Utility District that serves natural and propane gas to the Jefferson County and Cocke County areas. Prior to joining Jefferson-Cocke, he worked 15 years for Newport Utilities Board as the Administrative Manager. Mr. Bible is a member of the Cocke County Election Commission and is a director for the Newport/Cocke County Economic Development Commission.

         CLYDE E. DRISKILL, JR. retired in 1999 after having been the owner and president of Driskill's Furniture, Inc., a furniture and appliance retail establishment located in Newport, Tennessee, since 1960. Mr. Driskill has served as the Chairman of the Newport Regional Planning Commission and of the Newport/Cocke County Industrial Development Commission.

         ROBERT L. OVERHOLT retired in 1999 after having been the owner/manager of Home Supply of Newport, Tennessee, Inc., a building supply establishment, since 1966. Mr. Overholt is active with the Shriners and Habitat for Humanity.

         BEN W. HOOPER, III is an attorney in general practice with Campbell and Hooper in Newport, Tennessee. Mr. Hooper also serves as legal counsel to the Cocke County Amvets and Del Rio Culture & Preservation Society. He is a director and the current chairman of the Cocke County Recreation Advisory Board and is a member of the Cocke County Bar Association, Tennessee Bar Association and Tennessee Trial Lawyers Association.

         RICHARD G. HARWOOD serves as President and Chief Executive Officer of the Company and the Bank. Mr. Harwood joined the Bank as Senior Vice President in 1984. He has acted as the Chairman of the Economic Development Commission, a director for the United Way of Cocke County and Treasurer for the Newport Lions Club.

         ROBERT D. SELF retired in 1999 after having been the owner of Bob Self Auto Parts, an auto parts supplier located in Newport, Tennessee, since 1969. Mr. Self is active with the Newport Lions Club and serves on the board of directors of the Stokley Memorial Library.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Company's Board of Directors holds regular meetings and special meetings as needed. During the year ended December 31, 1999, the Board met five times. No nominee for election as a director or continuing director attended fewer than 75% in the aggregate of the total number of Board meetings held while he was a member during the year ended December 31, 1999 and the total number of meetings held by committees on which he served during such fiscal year.

         The full Board of Directors acts as an audit committee and met once in this capacity in connection with the independent audit for fiscal 1999.

         The Board of Directors has an Executive Committee, which consists of Chairman Myers and Directors Harwood and Henry and acts as a compensation committee. This committee reviews the performance of the Company's officers and met 12 times for fiscal 1999.

         The Board of Directors does not have a standing nominating committee. Under the Company's Bylaws, the full Board of Directors acts as a nominating committee and met once in this capacity to select the nominees for election at the Annual Meeting.

DIRECTOR COMPENSATION

         FEES.  Directors currently receive fees of $6,000
per year, plus $300 per regular board meeting attended and $100 per executive committee meeting attended, plus the amount of any credit to their account under a long-term incentive plan implemented in fiscal 1997 and described below. In addition, the Chairman receives a salary of $9,600 per year. For fiscal 1999, directors' fees totaled $96,350. Directors do not receive additional compensation for service as directors of the Company. For additional information, see "Transactions with Management" below.

         LONG-TERM INCENTIVE PLAN. The Bank has adopted a long-term incentive plan for directors in order to provide competitive compensation to directors, attract, retain and motivate directors and to encourage the long-term financial success of the Bank. On the effective date, a bookkeeping account was established in the name of each director, and each account was credited with an amount equal to the product of (i) $1,291 and (ii) the director's full years of service as a director, up to 20 years. On each December 31, each participant who is then a director and has 20 or fewer years of service shall have his account credited with an amount equal to the product of $1,291 and the safe performance factor, which is determined based on the Bank's actual performance as compared to budgeted goals for return on average equity, non-performing assets and composite regulatory rating. The safe performance factor may not exceed 1.2. All amounts credited to participants' accounts are fully vested at all times. Until distributed in accordance with the terms of the plan, each participant's account will be credited with a rate of return equal to the Bank's highest rate of interest paid on certificates of deposit having a term of one year. Each participant may prospectively elect to have the dividend-adjusted rate of return on the Common Stock measure future appreciation. Beginning with the fiscal year following a participant's termination of service, the participant's account will receive an investment return measured by the participant's election between up to two different mutual funds (or other investments) selected by the Board of Directors.

         Each participant may elect to receive plan benefits in a lump sum or over a period shorter than ten years, and in the absence of an election will receive payments in five substantially equal installments. In the event of a participant's death, the balance of his plan account will be paid in a lump sum (unless the participant elects a distribution period up to ten years) to his designated beneficiary or, if none, his estate.

         Any compensation accrued under the plan will be paid from the Bank's general assets. The Bank has established a trust in order to hold assets with which to pay compensation. Trust assets would be subject to claims of the Bank's general creditors. If a participant were to prevail over the Bank in a legal dispute as to the terms or interpretation of the plan, he would be reimbursed for his legal and other expenses.

         On December 31, 1999, the accounts of Messrs. Bible, Driskill, Harwood, Henry, Hooper, Myers, Overholt and Self were credited with $1,937, $9,354, $5,427, $8,720, $1,937, $8,730,
$8,045 and $8,720, respectively, including earnings on their accounts.

         DEFERRED COMPENSATION PLAN.   Under the Bank's
deferred compensation plan, each non-employee director may elect to defer receipt of all or part of his fees for the year, and any other participant may elect to defer receipt of up to 25% of his or her compensation for the year. Deferred amounts are credited at the end of the calendar year to a bookkeeping account in the participant's name along with the investment return which would have resulted if such deferred amounts had been invested, based upon the participant's choice, between the dividend-adjusted rate of return on the Common Stock and the Bank's highest annual rate of interest on certificates of deposit having a one-year term. Each participant may make an election to receive distributions either in a lump sum or in annual installments over a period up to ten years.

         The Bank expects (but is under no legal obligation) to make quarterly contributions to a grantor trust in an amount equal to the accrued expense associated with the deferred compensation plan. In the event of a change in control (as defined in the employment agreement described below), the Bank will contribute to the trust an amount sufficient to provide the trust with assets having an overall value equal to the aggregate account balances under the plan. The trust's assets would remain subject to the claims of the Bank's general creditors and be available for eventual payments to participants.

EXECUTIVE COMPENSATION

         SUMMARY. The following table sets forth compensation for the fiscal years ended December 31, 1999, 1998 and 1997 awarded to or earned by the Company's Chief Executive Officer for services rendered in all capacities. No executive officer received salary and bonus in excess of $100,000 during the fiscal years 1999, 1998 or 1997.

                                                                        LONG-TERM
                                    ANNUAL COMPENSATION            COMPENSATION AWARDS
                                -----------------------------     -----------------------
                                                                  RESTRICTED   SECURITIES
   NAME AND                                      OTHER ANNUAL       STOCK      UNDERLYING     ALL  OTHER
PRINCIPAL POSITION       YEAR   SALARY   BONUS  COMPENSATION(1)    AWARD(S)     OPTIONS      COMPENSATION
------------------       ----   ------   -----  ---------------   ----------   ----------    ------------
Richard G. Harwood       1999   $82,796  $9,861     $  --          $178,201(2)  53,922(3)     $54,679(4)
 President and Chief     1998    81,440   5,916        --                --         --         41,015
 Executive Officer       1997    70,118   4,945        --                --         --         11,220

________
(1) Excludes indirect compensation in the form of certain perquisites and other personal benefits which did not exceed 10% of salary and bonus.
(2) Based on the closing price of the Common Stock on the date of grant ($12.25 per share) multiplied by the number of shares awarded.  Mr. Harwood was awarded 14,547 shares of restricted stock on
    January 12, 1999 under the United Tennessee Bankshares, Inc. Management Recognition Plan ("MRP")
    subject to shareholder approval.  Mr. Harwood's restricted stock award was 25% vested as of the date of grant and vests at the rate of 25% per year thereafter. Dividends received in respect of
    MRP shares are held for the benefit of participants and distributed upon vesting of the underlying shares.  Based on the closing price of the Common Stock at December 31, 1999 ($11.00 per share), the 10,910 shares held by the MRP trust for Mr. Harwood on that date had a value of $120,010 not including the value of the $4.00 special dividend paid with respect to such shares.
(3) Pursuant to the United Tennessee Bankshares, Inc. 1999 Stock Option Plan (the "Option Plan"), Mr.
    Harwood was granted options to acquire 36,369 shares of the Common Stock at $12.75 per share effective January 15, 1999.  In accordance with the terms of the Option Plan, the exercise price of such options was adjusted to maintain the same relation with the fair market of the Common
    Stock before and after the Company's return of capital distribution and the aggregate number of shares subject to the Option was adjusted to maintain the aggregate in-the-money value of the options.
    As a result of this adjustment, the exercise price of Mr. Harwood's options was adjusted to $8.60 per share and the number of shares subject to the option was adjusted to 53,922 shares.
(4) Consists of director fees ($11,500), allocation to ESOP account ($36,028), Company contribution to long-term incentive plan ($1,510) and earnings on accounts in long-term incentive and deferred compensation plans ($5,641) for fiscal 1999; excludes appraisal fees for services to borrowers.

    OPTION GRANTS IN LAST FISCAL YEAR. The following table contains information concerning the grants of stock options to the Chief Executive Officer. The number of shares underlying such options and the exercise price have been adjusted to reflect the special distribution paid on November 30, 1999.

                        NUMBER OF   % OF TOTAL
                       SECURITIES     OPTIONS
                       UNDERLYING   GRANTED TO
                        OPTIONS     EMPLOYEES IN    EXERCISE   EXPIRATION
NAME                   GRANTED(1)   FISCAL YEAR      PRICE       DATE
----                   ----------   ------------    ---------  -----------
Richard G. Harwood      53,922          27.5%         $8.60      1/15/09

___________
(1) Mr. Harwood's options were 25% vested at the date of grant and vest at the rate of 25% per year thereafter subject to accelerated vesting in the event of the termination of service due to retirement disability or death. Mr. Harwood's options will also become immediately exercisable upon a change in control of the Company.

         OPTION YEAR-END VALUE TABLE. The following table sets forth information concerning the value of options held by the Chief Executive Officer at the end of fiscal year 1999. The number of shares underlying such options and the exercise price therefor have been adjusted for the special distribution paid November 30, 1999. No options were exercised during fiscal year 1999.

                       NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                      UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                       OPTIONS AT YEAR-END                AT YEAR-END (1)
                    ---------------------------    ----------------------------
NAME                EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                -----------   -------------    -----------    -------------
Richard G. Harwood     13,481        40,441          $32,354        $97,058

___________
(1) Based on the difference between the closing sales price for the Common Stock on December 31, 1999 as reported on the Nasdaq SmallCap Market ($11.00 per share) and the exercise price per share ($8.60 per share) multiplied by the number of shares subject to the option. Options are considered in-the-money if the fair market value of the underlying securities exceeds the exercise price.

EMPLOYMENT AGREEMENT

         The Bank has entered into an employment agreement pursuant to which Richard G. Harwood serves as the Bank's President and Chief Executive Officer. In such capacities, Mr. Harwood is responsible for overseeing all of its operations and for implementing the policies adopted by the Board of Directors. The Company has entered into a guarantee agreement with Mr. Harwood pursuant to which it has agreed to be jointly and severally liable for the payment of amounts due under the employment agreement.

         The employment agreement became effective on January
1, 1998 and provided for an initial term of three years with an annual base salary equal to Mr. Harwood's existing base salary rate in effect on the effective date. On each anniversary date of the commencement of the employment agreement, the term of Mr. Harwood's employment may be extended for an additional one-year period beyond the then-effective expiration date, upon a determination by the Board of Directors that the performance of Mr. Harwood has met the required performance standards and that such employment agreement should be extended. Mr. Harwood's employment agreement has accordingly been extended through
January 1, 2003.   The employment agreement provides Mr. Harwood
with a salary review by the Board of Directors not less often than annually, as well as with inclusion in any discretionary bonus plans, retirement and medical plans, customary fringe benefits, vacation and sick leave. The employment agreement shall terminate upon Mr. Harwood's death, may terminate upon Mr. Harwood's disability and is terminable by the Company for "just cause" (as defined in the employment agreement). In the event of termination for just cause, no severance payment is available. If the Company terminates Mr. Harwood without just cause, Mr. Harwood will be entitled to a continuation of his compensation from the date of termination through the remaining term of the employment agreement. In addition, Mr. Harwood is entitled, at his election, to either continued participation in compensation plans which he would have been eligible to participate in through his employment agreement's expiration date or the cash equivalent thereof. If Mr. Harwood's employment is terminated for any reason other than just cause, he shall be entitled to purchase from the Company, at his own expense which shall not exceed applicable statutory rates, family medical insurance under any group health plan that the Company maintains for its employees. This right shall be in addition to, and not in lieu of, any other rights that Mr. Harwood has under the employment agreement and shall continue until he first becomes eligible for participation in Medicare. If the employment agreement is terminated due to Mr. Harwood's "disability" (as defined in the agreement), Mr. Harwood will be entitled to a continuation of his compensation through the date of such termination, including any period prior to the establishment of Mr. Harwood's disability. In the event of Mr. Harwood's death during the term of the employment agreement, Mr. Harwood's estate will be entitled to receive his salary through the last day of the calendar month in which Mr. Harwood's death occurred. Mr. Harwood is able to voluntarily terminate the employment agreement by providing

90 days' written notice to the Company, in which case Mr.
Harwood would be entitled to receive only his compensation, vested rights and benefits up to the date of termination.

         In the event of (i) Mr. Harwood's involuntary termination of employment other than for "just cause" during the 12-month period following a change in control or (ii) Mr. Harwood's voluntary termination within 90 days of the occurrence of certain specified events occurring during that period, Mr. Harwood will be paid within 10 days of such termination (or the date of the change in control, whichever is later) an amount equal to the difference between (a) 2.99 times his base amount, as defined in Section 280G(b)(3) of the Internal Revenue Code, and (b) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that he receives on account of the change in control. "Change in control" means any one of the following events: (i) the acquisition of ownership, holding or power to vote more than 25% of our voting stock, (ii) the acquisition of the ability to control the election of a majority of the Company's directors,
(iii) the acquisition of a controlling influence over the Company's management or policies by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Exchange Act) or, (iv) during any period of two consecutive years, individuals ("continuing directors") who at the beginning of such period constituted the Company's Board of Directors (the "existing board") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the existing board was approved by a vote of at least two-thirds of the continuing directors then in office shall be considered a continuing director. For purposes of this paragraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The payments that would be made to Mr. Harwood assuming his termination of employment under the foregoing circumstances at December 31, 1999, would have been approximately $277,000. These provisions may have an anti-takeover effect by making it more expensive for a potential acquirer to obtain control of the Company. If Mr. Harwood were to prevail over the Company, or obtain a written settlement, in a legal dispute as to the employment agreement, he would be entitled to be reimbursed for his legal and other expenses.

CERTAIN TRANSACTIONS

         The Company offers loans to directors, officers and employees through the bank. These loans are made in the ordinary course of business with the same collateral, interest rates and underwriting criteria as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectibility or present other unfavorable features, except each director, officer and employee may obtain one mortgage loan and one consumer loan with waived origination fees and a 1% discount on the interest rate (on adjustable-rate loans, the discounted rate applies only until the rate adjusts). At December 31, 1999, the Company loans to directors and executive officers totaled approximately $662,000, or 5.6% of its shareholders' equity and 0.7% of its total assets at that date. Except as disclosed below, no director or executive officer had more than $60,000 of preferential loans from the Company at any time during fiscal year 1999.

                                                                 Highest       Balance at
Name & Relation                           Date      Interest   Balance Since    December
  to Company             Type of Loan  Originated     Rate    January 1, 1999   31, 1999
---------------          ------------  ----------   --------  ---------------  ----------
Richard G. Harwood        Residential   3/30/99      6 1/4%      $150,000       $123,673
President and Chief       Mortgage
Executive Officer

     J. William Myers is a principal in the law firm of Myers & Bell, P.C., Newport, Tennessee, which performs routine legal services on behalf of the Company and its borrowers, principally in connection with the closing of mortgage loans. In fiscal 1999, the law firm's fees for such services totaled $105,909.

     Richard G. Harwood, the Company's President and Chief Executive Officer, and Nancy L. Bryant and Peggy Holston, the Company's Vice President and Treasurer and Assistant Secretary and Branch Manager, respectively, are licensed real estate appraisers. They perform routine appraisal services on behalf of the Bank's borrowers principally in connection with the closing of mortgage loans. In fiscal 1999, Mr. Harwood's and Mses. Bryant's and Holston's fees for such services totaled $24,756, $15,443 and $14,766, respectively.


                     OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board of Directors.


    SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to regulations promulgated under the Exchange
Act, the Company's officers, directors and persons who own more than ten percent of the outstanding Common Stock are required to file reports detailing their ownership and changes of ownership in such Common Stock, and to furnish the Company with copies of all such reports. Based on the Company's review of such reports which the Company received during the last fiscal year, or written representations from such persons that no annual report of change in beneficial ownership was required, the Company believes that, during the last fiscal year, all persons subject to such reporting requirements have complied with the reporting requirements except for Mr. Jones who was late filing his Form 3 and Messrs. Myers and Overholt who were each late filing a Form 4.


                     MISCELLANEOUS

     The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of shares of the Common Stock. In addition to solicitations by mail, our directors, officers and regular employees may solicit proxies personally or by telegraph or telephone without additional compensation.


                 FINANCIAL INFORMATION

     The annual report to shareholders, including financial statements, has been mailed to all shareholders of record as of the close of business on the Record Date. Any shareholder who has not received a copy of such annual report may obtain a copy by writing to the Company's Corporate Secretary. Such annual report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO EACH SHAREHOLDER AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE COMPANY'S CORPORATE SECRETARY, UNITED TENNESSEE BANKSHARES, INC., 344 W. BROADWAY, NEWPORT, TENNESSEE 37821-0249.

                 INDEPENDENT AUDITORS

     Pugh & Company, P.C. was the Company's independent auditor for the 1999 fiscal year and has been retained by the Board of Directors to be its auditor for the 2000 fiscal year. A representative of Pugh & Company, P.C. is expected to be present at the Annual Meeting to respond to shareholders' questions and will have the opportunity to make a statement if he or she so desires.

                 SHAREHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company's main office at 344 W. Broadway, Newport, Tennessee 37821-0249, no later than December 12, 2000. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

     Shareholder proposals to be considered at the Annual Meeting, other than those submitted pursuant to the Exchange Act, must be stated in writing, delivered or mailed to the Company's Secretary, not less than thirty days nor more than sixty days prior to the date of the Annual Meeting. If less than forty days' notice is given to shareholders, such notice shall be delivered or mailed to the Secretary not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to shareholders.


                         BY ORDER OF THE BOARD OF DIRECTORS

                         /s/ Peggy Holston

                         PEGGY HOLSTON
                         SECRETARY
Newport, Tennessee
April 10, 2000

[X] PLEASE MARK VOTES          REVOCABLE PROXY
    AS IN THIS EXAMPLE    UNITED TENNESSEE BANKSHARES, INC.

                    ANNUAL MEETING OF SHAREHOLDERS
                             May 16, 2000

The undersigned hereby appoints Peggy Holston and Ben W. Hooper, III, with full powers of substitution, to act as proxies for the undersigned, to vote all shares of common stock of United Tennessee Bankshares, Inc. (the "Company") which the undersigned is entitled to vote at the annual meeting of shareholders (the "Annual Meeting"), to be held at 344 W. Broadway, Newport, Tennessee, on Tuesday, May 16, 2000 at 5:00 p.m., and at any and all adjournments thereof, as follows:

                                       WITH-       FOR
                               FOR     HELD       EXCEPT
1.   The election as
     directors of all          /  /    /  /        /  /
     nominees listed
     (except as marked
     to the contrary
     below):

     William B. Henry
     J. William Myers
     Tommy C. Bible

INSTRUCTION:   TO WITHHOLD AUTHORITY TO VOTE FOR ANY LISTED
NOMINEE, MARK "FOR EXCEPT" AND WRITE THAT NOMINEE'S NAME IN
THE SPACE PROVIDED BELOW.

_____________________________________________

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED
NOMINEES.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE ANNUAL MEETING.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Please be sure to sign and                    Date
date this proxy in the box
below

Shareholder sign above.         Co-holder (if any) sign above.

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.
The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the annual meeting, a proxy statement therefor and an annual report to shareholders. Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


                         PLEASE ACT PROMPTLY
                 SIGN, DATE AND MAIL YOUR PROXY TODAY